Exhibit 16.1

June 18, 2013

United States Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Dear Sir or Madam:

The firm of Weaver Martin & Samyn, LLC was previously principal certifying accountant for Butler National Corporation (the “Company”) and reported on financial statements of the Company for the year ended April 30, 2012.  We have read Item 4.01 of the Form 8-K of the Company and agree with the statements concerning our Firm contained therein.

Very Truly Yours,

/s/    Weaver Martin & Samyn, LLC

Weaver Martin & Samyn, LLC
411 Valentine Road, Suite 300
Kansas City, Missouri 64111